Exhibit 99.2

Unless the context otherwise requires, “Genworth,” “we,” “us” and “our” refer to Genworth Financial, Inc. and its subsidiaries.

Item 6.	Selected Financial Data

The following table sets forth selected financial information. The selected financial information as of December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 has been derived from our consolidated financial statements, which have been audited by KPMG LLP and are included in “Item 8—Financial Statements and Supplementary Data” included in Exhibit 99.5. You should read this information in conjunction with the information under “Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Exhibit 99.3, our consolidated financial statements, the related notes and the accompanying independent registered public accounting firm’s report (which refers to the January 1, 2012 retrospective adoption of guidance relating to the presentation of comprehensive income and a change in accounting for costs associated with acquiring and renewing insurance contracts, and the retrospective change in method of accounting for the liability for future policy benefits for level premium term life insurance policies, as well as changes in accounting for embedded credit derivatives and variable interest entities in 2010 and for other-than-temporary impairments in 2009), which are included in “Item 8—Financial Statements and Supplementary Data” included in Exhibit 99.5.

	Years ended December 31,
(Amounts in millions)	2011	2010	2009	2008	2007
Consolidated Statements of Income Information
Revenues:
Premiums	$5,705	$5,854	$6,019	$6,777	$6,330
Net investment income	3,380	3,266	3,033	3,730	4,135
Net investment gains (losses) (1)	(220)	(143)	(1,041)	(1,709)	(332)
Insurance and investment product fees and other	1,503	1,112	1,058	1,150	992

Total revenues	10,368	10,089	9,069	9,948	11,125

Benefits and expenses:
Benefits and operating expenses	9,656	9,685	9,534	10,545	9,287
Interest expense	506	457	393	470	481

Total benefits and expenses	10,162	10,142	9,927	11,015	9,768

Income (loss) from continuing operations before income taxes	206	(53)	(858)	(1,067)	1,357
Provision (benefit) for income taxes	18	(248)	(415)	(412)	367

Income (loss) from continuing operations	188	195	(443)	(655)	990
Income from discontinued operations, net of taxes (2)	—	—	—	—	15
Gain on sale of discontinued operations, net of taxes (2)	—	—	—	—	51

Net income (loss)	188	195	(443)	(655)	1,056
Less: net income attributable to noncontrolling interests (3)	139	143	61	—	—

Net income (loss) available to Genworth Financial, Inc.’s common stockholders	$49	$52	$(504)	$(655)	$1,056

Income (loss) from continuing operations per common share:
Basic	$0.38	$0.40	$(0.98)	$(1.51)	$2.25

Diluted (4)	$0.38	$0.40	$(0.98)	$(1.51)	$2.21

Net income (loss) available to Genworth Financial, Inc.’s common stockholders per common share:
Basic	$0.10	$0.11	$(1.12)	$(1.51)	$2.40

Diluted (4)	$0.10	$0.11	$(1.12)	$(1.51)	$2.36

Weighted-average common shares outstanding: (5)
Basic	490.6	489.3	451.1	433.2	439.7

Diluted (4)	493.5	493.9	451.1	433.2	447.6

Cash dividends declared per common share (6)	$—	$—	$—	$0.30	$0.38

	Years ended December 31,
(Amounts in millions)	2011	2010	2009	2008	2007
Selected Segment Information
Total revenues:
U.S. Life Insurance	$6,130	$5,786	$4,797	$5,589	$6,093
International Protection	1,022	1,112	1,301	1,557	1,529
Wealth Management	453	352	278	330	336
International Mortgage Insurance	1,507	1,372	1,259	1,350	1,160
U.S. Mortgage Insurance	719	754	826	851	805
Runoff	525	665	672	252	1,129
Corporate and Other	12	48	(64)	19	73

Total	$10,368	$10,089	$9,069	$9,948	$11,125

Income (loss) from continuing operations:
U.S. Life Insurance	$356	$215	$(183)	$(160)	$393
International Protection	90	73	45	123	123
Wealth Management	47	40	28	42	43
International Mortgage Insurance	492	512	392	473	434
U.S. Mortgage Insurance	(483)	(564)	(428)	(344)	167
Runoff	(37)	19	(46)	(597)	(8)
Corporate and Other	(277)	(100)	(251)	(192)	(162)

Total	$188	$195	$(443)	$(655)	$990

Consolidated Balance Sheet Information
Total investments	$71,904	$68,437	$63,515	$60,612	$70,800
All other assets (7)	40,283	41,926	43,437	44,800	41,662

Total assets	$112,187	$110,363	$106,952	$105,412	$112,462

Policyholder liabilities	$70,363	$69,323	$69,371	$73,396	$73,042
Non-recourse funding obligations	3,256	3,437	3,443	3,455	3,455
Short-term borrowings	—	—	930	1,133	200
Long-term borrowings	4,726	4,952	3,641	4,261	3,903
All other liabilities	17,664	19,106	17,574	15,584	19,620

Total liabilities	$96,009	$96,818	$94,959	$97,829	$100,220

Accumulated other comprehensive income (loss)	$4,047	$1,506	$(172)	$(3,101)	$712
Noncontrolling interests (3)	$1,110	$1,096	$1,061	$—	$—
Total stockholders’ equity	$16,178	$13,545	$11,993	$7,583	$12,242
U.S. Statutory Financial Information (8)
Statutory capital and surplus (9)	$4,604	$4,885	$5,878	$6,436	$6,597
Asset valuation reserve	$149	$133	$56	$320	$430

(1)

On April 1, 2009, we adopted new accounting guidance related to the recognition and presentation of other-than-temporary impairments. This accounting guidance modified the presentation of other-than-temporary impairments for certain debt securities to only present the impairment loss in net income (loss) that represents the credit loss associated with the other-than-temporary impairment with the remaining impairment loss being presented in other comprehensive income (loss). For further discussion, refer to note 2 in our consolidated financial statements under “Item 8—Financial Statements and Supplementary Data” included in Exhibit 99.5.

(2)

On May 31, 2007, we completed the sale of our group life and health insurance business. Accordingly, the business was accounted for as discontinued operations and its results of operations, financial position and cash flows were separately reported for all periods presented. The sale resulted in a gain on sale of discontinued operations of $51 million, net of taxes.

(3)	Noncontrolling interests relate to the initial public offering of our Canadian mortgage insurance business in July 2009 which reduced our ownership percentage to 57.5%.
(4)

Under applicable accounting guidance, companies in a loss position are required to use basic weighted-average common shares outstanding in the calculation of diluted loss per share. Therefore, as a result of our net loss for December 31, 2009 and 2008, the inclusion of 1.9 million and 1.7 million, respectively, of shares for stock options, restricted stock units (“RSUs”) and stock appreciation rights (“SARs”) would have been antidilutive to the calculation. If we had not incurred a net loss for 2009 and 2008, dilutive potential common shares would have been 453.0 million and 434.9 million, respectively.

(5)

The number of shares used in our calculation of diluted earnings per common share in 2007, 2008, 2009, 2010 and 2011 was affected by the additional shares of Class A Common Stock issuable under Equity Units, stock options, RSUs and SARs and was calculated using the treasury method. In May 2009, stockholders approved, and in July 2009 we commenced, an offer to eligible employees to exchange eligible stock options and SARs (the “Eligible Options and SARs”) for a reduced number of stock options and SARs (collectively, the “Replacement Awards”). In August 2009, we granted the Replacement Awards, consisting of an aggregate of 2.6 million new stock options and 308,210 new SARs, in exchange for the Eligible Options and SARs surrendered in the exchange offer. Weighted-average shares outstanding also increased reflecting a public offering of 55.2 million shares of our Class A Common Stock in September 2009. See note 16 in our consolidated financial statements under “Item 8—Financial Statements and Supplementary Data” included in Exhibit 99.5 for a discussion of the exchange offer completed in August 2009 and note 3 for a discussion of the equity offering in September 2009.

(6)

During the first and second quarters of 2007, we declared dividends of $0.09 per common share. During the third quarter of 2007, we increased the quarterly dividend 11% and declared dividends of $0.10 per common share in the third and fourth quarters of 2007 and the first, second and third quarters of 2008. In November 2008, to enhance our liquidity and capital position in the challenging market environment, our Board of Directors suspended the payment of dividends on our common stock indefinitely. Therefore, no dividends were declared in the fourth quarter of 2008 or in 2009, 2010 and 2011.

(7)

Prior to the completion of our IPO, we entered into several significant reinsurance transactions with UFLIC, an affiliate of our former parent, in which we ceded certain blocks of structured settlement annuities, variable annuities and long-term care insurance. As a result of these transactions, we transferred investment securities to UFLIC and recorded a reinsurance recoverable that was included in “all other assets.” For a discussion of this transaction, refer to note 9 in our consolidated financial statements under “Item 8—Financial Statements and Supplementary Data.” included in Exhibit 99.5.

(8)

We derived the U.S. Statutory Financial Information from Annual Statements of our U.S. insurance company subsidiaries that were filed with the insurance departments in states where we are domiciled and were prepared in accordance with statutory accounting practices prescribed or permitted by the insurance departments in states where we are domiciled. These statutory accounting practices vary in certain material respects from U.S. GAAP.

(9)

Combined statutory capital and surplus for our U.S. domiciled insurance subsidiaries includes surplus notes issued by our U.S. life insurance subsidiaries and statutorily required contingency reserves held by our U.S. mortgage insurance subsidiaries.

3